Exhibit 99.1
News Release

For more information contact:

Media Relations: Britt Zarling Corporate Communications Fiserv, Inc. 414-378-4040 britt.zarling@fiserv.com	Investor Relations: Peter Poillon Investor Relations Fiserv, Inc. 212-266-3565 peter.poillon@fiserv.com

For Immediate Release

Fiserv Reports First Quarter 2020 Results
GAAP revenue growth of 151% and internal revenue growth of 4%;
GAAP EPS increase of 2% and adjusted EPS increase of 16%;
Company withdraws full year financial outlook due to economic uncertainties associated with COVID-19

BROOKFIELD, Wis., May 7, 2020 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of payments and financial services technology solutions, today reported financial results for the first quarter of 2020.
First Quarter 2020 GAAP Results
On a GAAP basis, the financial results of First Data Corporation ("First Data") are included in the consolidated results of Fiserv from July 29, 2019, the date of acquisition. GAAP revenue for the company increased 151% to $3.77 billion in the first quarter of 2020 compared to the prior year period, with $1.40 billion from the acquired First Data businesses within the Merchant Acceptance segment, 1% decline in the Financial Technology segment and 113% growth, including revenue contribution from acquired First Data businesses, in the Payments and Network segment.
GAAP earnings per share was $0.57 in the first quarter of 2020, increasing 2% compared to the prior year period. GAAP earnings per share in the first quarter of 2020 included integration costs and acquired intangible asset amortization from the application of purchase accounting associated with the First Data acquisition, as well as a gain from the sale of a 60% interest of the company's Investment Services business ("Investment Services Transaction").
GAAP operating margin was 16.7% in the first quarter of 2020 compared to 24.8% in the first quarter of 2019. GAAP operating margin in the first quarter of 2020 included the operating margin impacts from integration costs and acquired intangible asset amortization associated with the acquisition of First Data, as well as a gain resulting from the Investment Services Transaction.
Net cash provided by operating activities increased 138% to $888 million in the first quarter of 2020 compared to $373 million in the first quarter of 2019, primarily attributable to the First Data acquisition.

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"Fiserv delivered solid financial results despite a significant impact from the COVID-19 pandemic on our business late in the quarter," said Jeffery Yabuki, Chairman and Chief Executive Officer of Fiserv. "Our number one priority is the safety and well-being of our associates, clients and partners. We took swift action to protect our teams and to ensure business continuity and service excellence as we navigate these unchartered waters."
First Quarter 2020 Non-GAAP Results and Additional Information
On an adjusted non-GAAP basis, the company's financial performance measures in this release, including adjusted revenue, internal revenue, internal revenue growth, adjusted operating margin, adjusted net income, adjusted earnings per share and free cash flow, have been recalculated to provide current and historical results on a combined company basis to enhance investors' ability to evaluate the company's operating performance including First Data.

•	Adjusted revenue increased slightly to $3.48 billion in the quarter compared to the prior year period.

•
Internal revenue growth was 4% in the quarter, with 6% growth in the Merchant Acceptance segment, 1% growth in the Financial Technology segment and 3% growth in the Payments and Network segment compared to the prior year period.

•	Adjusted earnings per share increased 16% to $0.99 in the quarter compared to the prior year period.

•	Adjusted operating margin increased 10 basis points to 27.8% in the quarter compared to the prior year period.

•	Free cash flow increased 3% to $760 million in the quarter compared to $738 million in the prior year period.

•	The company repurchased 8.6 million shares of common stock for $885 million in the quarter.

•
In February 2020, the company completed the sale of a 60% interest of its Investment Services business and retained a 40% interest. The company received net after-tax proceeds of $507 million from the transaction.

•	In March 2020, the company acquired MerchantPro Express, an independent sales organization, and Bypass Mobile, an independent software vendor.
Outlook for 2020
Due to the uncertainty surrounding the COVID-19 pandemic and the related negative impact on global economic activity, the company is withdrawing its previously communicated financial outlook for the year.
"Although the economic uncertainty clouds the predictability of our near-term financial results, we have seen improving performance over the last several weeks. We remain confident in the strength and resilience of our business model and will provide further updates on our financial outlook throughout the year," said Yabuki.

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Announcing CEO Succession Plan
In a separate press release issued today, the company announced its CEO succession plan and that its Board of Directors has unanimously elected Frank Bisignano to succeed Jeffery Yabuki as Chief Executive Officer as of July 1, 2020. To ensure a seamless transition, Yabuki will continue to serve as Executive Chairman for the remainder of 2020.

Segment Realignment
The company realigned its reportable segments during the first quarter of 2020 to correspond with changes to its operating model to reflect its new management structure and organizational responsibilities ("Segment Realignment") following the acquisition of First Data. The company's new reportable segments are: Merchant Acceptance, Financial Technology and Payments and Network. Segment results for the three months ended March 31, 2019 have been restated to reflect the Segment Realignment. Additional information regarding the Segment Realignment is available on the Form 8-K filed by the company on April 1, 2020.
Earnings Conference Call
The company will discuss its first quarter 2020 results on a conference call and webcast at 4 p.m. CT on Thursday, May 7, 2020. To register for the event, go to fiserv.com and click on the Q1 Earnings webcast link. Supplemental materials will be available in the "Investor Relations" section of the website.
About Fiserv
Fiserv, Inc. (NASDAQ: FISV) aspires to move money and information in a way that moves the world. As a global leader in payments and financial technology, the company helps clients achieve best-in-class results through a commitment to innovation and excellence in areas including account processing and digital banking solutions; card issuer processing and network services; payments; e-commerce; merchant acquiring and processing; and the Clover® cloud-based point-of-sale solution. Fiserv is a member of the S&P 500® Index and the FORTUNE® 500, and is among FORTUNE World's Most Admired Companies®. Visit fiserv.com and follow on social media for more information and the latest company news.
Use of Non-GAAP Financial Measures
Due to the financial impact of the First Data acquisition, the company's non-GAAP financial performance measures have been recalculated in this news release on a combined company basis reflecting its new reportable segments. The combined financial information has been prepared by making certain adjustments to the sum of historical First Data financial information determined in accordance with generally accepted accounting principles ("GAAP") and historical Fiserv financial information determined in accordance with GAAP. The historical combined financial information includes various estimates and is not necessarily indicative of the operating results of the combined companies had the transaction been completed at the assumed date or of the combined companies in the future. The historical combined financial information does not reflect any cost savings or other synergies anticipated as a result of the acquisition. In addition, the historical combined financial information does not reflect the impact of any purchase accounting adjustments that may arise from the acquisition as those impacts would be excluded

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in the preparation of the combined financial information. The combined financial information is not pro forma information prepared in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission, and the preparation of information in accordance with Article 11 would result in a significantly different presentation.
The company supplements its and First Data's historical reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities, with "combined revenue," "adjusted revenue," "internal revenue," "internal revenue growth," "combined operating income," "adjusted operating income," "adjusted operating margin," "combined net income attributable to Fiserv," "adjusted net income," "combined earnings per share," "adjusted earnings per share," "combined net cash provided by operating activities," and "free cash flow." Management believes that providing combined historical financial information, making adjustments for certain non-cash or other items and excluding certain pass-through revenue and expenses with respect to such combined information should enhance shareholders' ability to evaluate the combined company's performance, including providing a reasonable basis of comparison with its results for post-acquisition periods and providing additional insights into the factors and trends affecting the combined company's business. Therefore, the company excludes these items from its and First Data's historical combined revenue, combined operating income, combined net income attributable to Fiserv, combined earnings per share and combined net cash provided by operating activities to calculate these non-GAAP measures. The corresponding reconciliations of adjusted financial measures to the most comparable GAAP measures are included in this news release.
Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions; non-cash intangible asset amortization expense associated with acquisitions; non-cash impairment charges; severance and restructuring costs; net charges associated with debt financing activities including foreign currency transaction gains or losses, early debt extinguishment and bridge financing costs; merger and integration costs; gains or losses from the sale of businesses; and certain discrete tax benefits and expenses. The company excludes these items to more clearly focus on the factors management believes are pertinent to the company's operations, and management uses this information to make operating decisions, including the allocation of resources to the company's various businesses.
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions. Management believes that the adjustment of acquisition-related intangible asset amortization supplements GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation.

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Management believes internal revenue growth is useful because it presents combined adjusted revenue growth including deferred revenue purchase accounting adjustments and excluding the impact of foreign currency fluctuations, acquisitions, dispositions and the company's Output Solutions postage reimbursements. Management believes free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. Management believes this supplemental information enhances shareholders' ability to evaluate and understand the company's core business performance.
These non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the strength and resilience of the company's business model. Statements can generally be identified as forward-looking because they include words such as “believes,” “anticipates,” “expects,” “could,” “should,” or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements.
Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that could cause the company’s actual results to differ materially include, among others, the following, many of which are, and will be, amplified by the COVID-19 pandemic: the duration and intensity of the COVID-19 pandemic; governmental and private sector responses to the COVID-19 pandemic and the impact of such responses on the company; the impact of the COVID-19 pandemic on the company's employees, clients, vendors, operations and sales; the possibility that the company may be unable to achieve expected synergies and operating efficiencies from the acquisition of First Data within the expected time frames or at all or to successfully integrate the operations of First Data into the company's operations; such integration may be more difficult, time-consuming or costly than expected; profitability following the transaction may be lower than expected, including due to unexpected costs, charges or expenses resulting from the transaction; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; unforeseen risks relating to the company's liabilities or those of First Data may exist; the company's ability to meet expectations regarding the accounting and tax treatments of the transaction; the company's ability to compete effectively against new and existing competitors and to continue to introduce competitive new products and services on a timely, cost-effective basis; changes in customer demand for the company's products and services; the ability of the company's technology to keep pace with a rapidly evolving marketplace; the successful management of the company's merchant alliance program which involves several alliances not under its sole control; the impact of a security breach or operational failure on the company's business including disruptions caused by other participants in the global financial system; the failure of the company's vendors and merchants to

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satisfy their obligations; the successful management of credit and fraud risks in the company's business and merchant alliances; changes in local, regional, national and international economic or political conditions and the impact they may have on the company and its customers; the effect of proposed and enacted legislative and regulatory actions affecting the company or the financial services industry as a whole; the company's ability to comply with government regulations and applicable card association and network rules; the protection and validity of intellectual property rights; the outcome of pending and future litigation and governmental proceedings; the company's ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company's strategic initiatives; the company's ability to attract and retain key personnel; volatility and disruptions in financial markets that may impact the company's ability to access preferred sources of financing and the terms on which the company is able to obtain financing or increase its costs of borrowing; adverse impacts from currency exchange rates or currency controls; and other factors included in “Risk Factors” in the company's Annual Report on Form 10-K for the year ended December 31, 2019, and in other documents that the company files with the SEC, which are available at http://www.sec.gov. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this news release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2020	2019
Revenue
Processing and services	$3,075	$1,293
Product	694	209
Total revenue	3,769	1,502

Expenses
Cost of processing and services	1,635	624
Cost of product	532	174
Selling, general and administrative	1,404	341
Gain on sale of businesses	(431)	(10)
Total expenses	3,140	1,129

Operating income	629	373
Interest expense, net	(187)	(57)
Debt financing activities	—	(59)
Other income	20	1

Income before income taxes and loss from investments in unconsolidated affiliates	462	258
Income tax provision	(79)	(31)
Loss from investments in unconsolidated affiliates	(6)	(2)

Net income	377	225
Plus: net loss attributable to noncontrolling interests	15	—

Net income attributable to Fiserv	$392	$225

GAAP earnings per share attributable to Fiserv - diluted	$0.57	$0.56

Diluted shares used in computing earnings per share attributable to Fiserv	691.2	399.1

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended March 31,
	2020	2019

GAAP net income	$392	$225
GAAP net income attributable to First Data [1]	—	169
Combined net income attributable to Fiserv	392	394
Combined adjustments:
Merger and integration costs [2]	234	64
Severance and restructuring costs [3]	47	21
Amortization of acquisition-related intangible assets [4]	525	145
Debt financing activities [5]	—	60
Impact of divestitures [6]	—	(17)
Non wholly-owned entity activities [7]	(17)	(12)
Tax impact of adjustments [8]	(179)	(60)
Gain on sale of businesses [6]	(431)	(9)
Tax impact of gain on sale of businesses [8]	113	2
Adjusted net income	$684	$588

Weighted average common shares outstanding - diluted	691.2	399.1
Issuance of shares for combination	—	286.3
Dilutive impact of exchanged equity awards	—	7.8
Combined weighted average common shares outstanding - diluted [9]	691.2	693.2

GAAP earnings per share [9]	$0.57	$0.56

Combined earnings per share [9]	$0.57	$0.57
Combined adjustments - net of income taxes:
Merger and integration costs [2]	0.26	0.07
Severance and restructuring costs [3]	0.05	0.02
Amortization of acquisition-related intangible assets [4]	0.59	0.16
Debt financing activities [5]	—	0.07
Impact of divestitures [6]	—	(0.02)
Non wholly-owned entity activities [7]	(0.02)	(0.01)
Gain on sale of businesses [6]	(0.46)	(0.01)
Adjusted earnings per share	$0.99	$0.85
See pages 3-5 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

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[1]
Represents the financial results of First Data prior to the date of acquisition. For the three months ended March 31, 2019, this includes the results of First Data from January 1, 2019 through March 31, 2019.

[2]
Represents acquisition and related integration costs incurred as a result of the company's various acquisitions. Merger and integration costs include $221 million and $57 million in the first quarter of 2020 and 2019, respectively, related to the First Data acquisition. First Data integration-related costs in the first quarter of 2020 primarily include $52 million of accelerated depreciation and amortization associated with the termination of certain vendor contracts; $52 million of incremental share-based compensation, including the fair value of stock awards assumed by Fiserv; $45 million of other integration-related compensation costs; and $47 million of third party professional service fees associated with integration-related activities. Merger and integration costs related to the First Data acquisition in the first quarter of 2019 include $37 million of legal and other professional service fees, primarily consisting of transaction costs.

[3]	Represents severance and other costs associated with the achievement of ongoing expense management initiatives, including real estate and data center consolidation activities.

[4]
Represents amortization of intangible assets acquired through various acquisitions, including customer relationships, software/technology, and trade names. This adjustment does not exclude the amortization of other intangible assets such as contract assets (sales commissions and deferred conversion costs), capitalized and purchased software, and financing costs and debt discounts. See additional information on page 17 for an analysis of the company's amortization expense.

[5]
Represents expenses associated with entering into and maintaining a bridge term loan facility for the purpose of refinancing certain indebtedness of First Data upon the closing date of the acquisition.

[6]
Represents the earnings attributable to divested businesses, including two businesses acquired as part of the First Data acquisition that were sold in October 2019 and the sale of a 60% interest in the Investment Services business in February 2020.

[7]
Represents the company’s share of amortization of acquisition-related intangible assets at its unconsolidated affiliates, as well as the minority interest share of amortization of acquisition-related intangible assets at its subsidiaries in which it holds a controlling financial interest.

[8]
The tax impact of adjustments is calculated using a tax rate of 23%, which approximates the combined company's annual effective tax rate, exclusive of the actual tax impacts associated with the gain on sale of businesses.

[9]
GAAP earnings per share is computed by dividing GAAP net income by the weighted average common shares outstanding - diluted during the period. Combined earnings per share is computed by dividing combined net income attributable to Fiserv by the combined weighted average common shares outstanding - diluted during the period. The combined weighted average common shares outstanding - diluted is computed based on the historical Fiserv weighted average shares outstanding - diluted determined in accordance with GAAP, adjusted to include the Fiserv shares issued as merger consideration and shares subject to First Data equity awards assumed by Fiserv in connection with the First Data acquisition.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended March 31,
	2020	2019
Total Company
Revenue	$3,769	$1,502
First Data revenue [1]	—	2,316
Combined revenue	3,769	3,818
Combined adjustments:
Intercompany eliminations [2]	—	(2)
Output Solutions postage reimbursements	(235)	(250)
Deferred revenue purchase accounting adjustments	12	—
Merchant Services adjustment [3]	(68)	(93)
Adjusted revenue	$3,478	$3,473

Operating income	$629	$373
First Data operating income [1]	—	424
Combined operating income	629	797
Combined adjustments:
Merger and integration costs	234	64
Severance and restructuring costs	47	21
Amortization of acquisition-related intangible assets	525	145
Merchant Services adjustment [3]	(36)	(55)
Gain on sale of businesses	(431)	(9)
Adjusted operating income	$968	$963

Operating margin	16.7%	24.8%
Adjusted operating margin	27.8%	27.7%

Merchant Acceptance
Revenue	$1,401	$—
First Data revenue [1]	—	1,427
Combined revenue	1,401	1,427
Combined adjustments:
Deferred revenue purchase accounting adjustments	2	—
Merchant Services adjustment [3]	(68)	(93)
Adjusted revenue	$1,335	$1,334

Operating income	$317	$—
First Data operating income [1]	—	396
Combined operating income	317	396
Combined adjustments:
Merger and integration costs	2	—
Merchant Services adjustment [3]	(36)	(55)
Adjusted operating income	$283	$341

Operating margin	22.6%	—
Adjusted operating margin	21.2%	25.6%

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Fiserv, Inc.
Financial Results by Segment (cont.)
(In millions, unaudited)

	Three Months Ended March 31,
	2020	2019
Financial Technology [4]
Revenue	$718	$725

Operating income	$204	$203

Operating margin	28.3%	28.0%

Payments and Network
Revenue	$1,386	$651
First Data revenue [1]	—	716
Combined revenue	1,386	1,367
Combined adjustments:
Intercompany eliminations [2]	—	(2)
Deferred revenue purchase accounting adjustments	10	—
Adjusted revenue	$1,396	$1,365

Operating income	$565	$274
First Data operating income [1]	—	249
Combined operating income	565	523
Combined adjustments:
Merger and integration costs	10	—
Adjusted operating income	$575	$523

Operating margin	40.8%	42.1%
Adjusted operating margin	41.2%	38.4%

Corporate and Other
Revenue	$264	$126
First Data revenue [1]	—	173
Combined revenue	$264	$299
Combined adjustments:
Output Solutions postage reimbursements	(235)	(250)
Adjusted revenue	$29	$49

Operating loss	$(457)	$(104)
First Data operating loss [1]	—	(221)
Combined operating loss	(457)	(325)
Combined adjustments:
Merger and integration costs	222	64
Severance and restructuring costs	47	21
Amortization of acquisition-related intangible assets	525	145
Gain on sale of businesses	(431)	(9)
Adjusted operating loss	$(94)	$(104)

See pages 3-5 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.

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[1]
Represents the financial results of First Data prior to the date of acquisition. For the three months ended March 31, 2019, this includes the results of First Data from January 1, 2019 through March 31, 2019.

[2]	Represents the elimination of intercompany revenue and expense between First Data and the company.

[3]
Represents an adjustment primarily related to the company's joint venture with Bank of America. The company and Bank of America jointly announced the dissolution of the Banc of America Merchant Services joint venture ("BAMS"), to be effective June 2020. The company owns 51% of BAMS and BAMS' financial results are 100% consolidated into the company's financial statements for GAAP reporting purposes. Upon dissolution of the joint venture, the company is entitled to receive a 51% share of the joint venture's value via an agreed upon contractual separation process. In addition, Bank of America has the right to require the company to continue providing merchant processing and related services to the joint venture clients allocated to Bank of America in the dissolution of the joint venture through June 2023 at current pricing. The company anticipates an ongoing relationship with Bank of America to provide processing and other support services to other Bank of America merchant clients following the joint venture's dissolution. The non-GAAP adjustment reduces adjusted revenue and adjusted operating income by the joint venture revenue and expense that is not expected to be retained by the company upon dissolution and is partially offset by an increase to processing and services revenue.

[4]	For all periods presented in the Financial Technology segment, there were no adjustments to GAAP measures presented and thus the adjusted measures are equal to the GAAP measures presented.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities
Net income	$377	$225
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	279	100
Amortization of acquisition-related intangible assets	553	45
Amortization of financing costs, debt discounts and other	12	60
Share-based compensation	108	19
Deferred income taxes	(57)	8
Gain on sale of businesses	(431)	(10)
Loss from investments in unconsolidated affiliates	6	2
Distributions from unconsolidated affiliates	11	—
Other operating activities	—	(2)
Changes in assets and liabilities, net of effects from acquisitions and dispositions:
Trade accounts receivable	200	6
Prepaid expenses and other assets	6	(26)
Contract costs	(96)	(58)
Accounts payable and other liabilities	(88)	(26)
Contract liabilities	8	30
Net cash provided by operating activities	888	373

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(246)	(98)
Proceeds from sale of business	584	—
Payments for acquisition of businesses, net of cash acquired and including working capital adjustments	(110)	56
Distributions from unconsolidated affiliates	36	—
Other investing activities	—	6
Net cash provided by (used in) investing activities	264	(36)

Cash flows from financing activities
Debt proceeds	1,832	587
Debt repayments	(2,040)	(680)
Short-term borrowings, net	7	—
Payments of debt financing, redemption and other costs	—	(56)
Proceeds from issuance of treasury stock	48	32
Purchases of treasury stock, including employee shares withheld for tax obligations	(970)	(183)
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(26)	—
Other financing activities	15	—
Net cash used in financing activities	(1,134)	(300)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(17)	—
Net change in cash, cash equivalents and restricted cash	1	37
Cash, cash equivalents and restricted cash, beginning balance	933	415
Cash, cash equivalents and restricted cash, ending balance	$934	$452

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	March 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$896	$893
Trade accounts receivable – net	2,582	2,782
Prepaid expenses and other current assets	1,055	1,503
Settlement assets	8,400	11,868
Total current assets	12,933	17,046

Property and equipment – net	1,708	1,606
Customer relationships – net	13,327	14,042
Other intangible assets – net	3,677	3,600
Goodwill	35,695	36,038
Contract costs – net	566	533
Investments in unconsolidated affiliates	2,814	2,720
Other long-term assets	1,878	1,954
Total assets	$72,598	$77,539

Liabilities and Equity
Accounts payable and accrued expenses	$2,875	$3,080
Short-term and current maturities of long-term debt	338	287
Contract liabilities	506	492
Settlement obligations	8,400	11,868
Total current liabilities	12,119	15,727

Long-term debt	21,630	21,612
Deferred income taxes	4,227	4,247
Long-term contract liabilities	154	155
Other long-term liabilities	922	941
Total liabilities	39,052	42,682

Redeemable noncontrolling interests	259	262

Fiserv shareholders' equity	31,843	32,979
Noncontrolling interests	1,444	1,616
Total equity	33,287	34,595
Total liabilities and equity	$72,598	$77,539

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information
(In millions, unaudited)

Internal Revenue Growth [1]	Three Months Ended March 31,
	2020	2019	Growth

Total Company
Adjusted revenue	$3,478	$3,473
Currency impact [2]	45	—
Acquisition adjustments	(6)	—
Divestiture adjustments	(147)	(219)
Internal revenue	$3,370	$3,254	4%

Merchant Acceptance
Adjusted revenue	$1,335	$1,334
Currency impact [2]	34	—
Acquisition adjustments	(6)	—
Divestiture adjustments	(116)	(157)
Internal revenue	$1,247	$1,177	6%

Financial Technology
Adjusted revenue	$718	$725
Currency impact [2]	2	—
Divestiture adjustments	—	(9)
Internal revenue	$720	$716	1%

Payments and Network
Adjusted revenue	$1,396	$1,365
Currency impact [2]	9	—
Divestiture adjustments	(2)	(4)
Internal revenue	$1,403	$1,361	3%

Corporate and Other
Adjusted revenue	$29	$49
Divestiture adjustments	(29)	(49)
Internal revenue	$—	$—
See pages 3-5 for disclosures related to the use of non-GAAP financial measures.
Internal revenue growth is calculated using actual, unrounded amounts.

[1]
Internal revenue growth is measured as the increase in adjusted revenue (see pages 10-12) for the current period excluding the impact of foreign currency fluctuations and revenue attributable to acquisitions (except for revenue attributable to First Data which is presented on a combined company basis) and dispositions, divided by adjusted revenue from the prior period excluding revenue attributable to dispositions. Revenue attributable to dispositions includes the revenue associated with Banc of America Merchant Services, the dissolution of which is anticipated in June 2020, and transition services revenue within Corporate and Other.

[2]
Currency impact is measured as the increase or decrease in adjusted revenue for the current period by applying prior period foreign currency exchange rates to present a constant currency comparison to prior periods.

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Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Free Cash Flow	Three Months Ended March 31,
	2020	2019

Net cash provided by operating activities	$888	$373
First Data net cash provided by operating activities [1]	—	615
First Data payments for contract assets [2]	—	(31)
Combined net cash provided by operating activities	888	957
Combined capital expenditures	(246)	(233)
Combined adjustments:
Distributions paid to noncontrolling interests and redeemable noncontrolling interests	(26)	(52)
Distributions from unconsolidated affiliates [3]	36	—
Severance, restructuring, merger and integration payments	139	86
Tax payments on adjustments and debt financing	(31)	(20)
Free cash flow	$760	$738

See pages 3-5 for disclosures related to the use of non-GAAP financial measures.

[1]
Represents the financial results of First Data prior to the date of acquisition. For the three months ended March 31, 2019, this includes the results of First Data from January 1, 2019 through March 31, 2019.

[2]	Represents the conformity of First Data's historical classification of payments for contract assets to be consistent with the company's classification and treatment.

[3]
Distributions from unconsolidated affiliates totaled $47 million and $52 million for the three months ended March 31, 2020 and 2019, respectively, of which $11 million of the 2020 distributions are recorded within net cash provided by operating activities and $52 million of the 2019 distributions are recorded within First Data net cash provided by operating activities.

News Release

Fiserv, Inc.
Selected Non-GAAP Financial Measures and Additional Information (cont.)
(In millions, unaudited)

Total Amortization [1]	Three Months Ended March 31,
	2020	2019

Acquisition-related intangible assets	$553	$45
Capitalized software	38	38
Purchased software	56	12
Financing costs, debt discounts and other	12	63
Sales commissions	22	20
Deferred conversion costs	7	5
Total amortization	$688	$183

First Data acquisition-related intangible assets	$—	$100
First Data capitalized software	—	25
First Data purchased software	—	29
First Data financing costs, debt discounts and other	—	3
First Data sales commissions	—	—
First Data deferred conversion costs	—	9
Total First Data amortization [2]	$—	$166

Combined acquisition-related intangible assets	$553	$145
Combined capitalized software	38	63
Combined purchased software	56	41
Combined financing costs, debt discounts and other	12	66
Combined sales commissions	22	20
Combined deferred conversion costs	7	14
Total combined amortization	$688	$349

[1]
The company adjusts its non-GAAP results to exclude amortization of acquisition-related intangible assets as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions (see corresponding adjustment on page 8). The adjustment for acquired First Data software/technology excludes only the incremental amortization related to the fair value purchase accounting allocation. Management believes that the adjustment of acquisition-related intangible asset amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although the company excludes amortization from acquisition-related intangible assets from its non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

[2]
Represents the financial results of First Data prior to the date of acquisition. For the three months ended March 31, 2019, this includes the results of First Data from January 1, 2019 through March 31, 2019.

FISV-E
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